Exhibit 21
                     ALBERTO-CULVER COMPANY AND SUBSIDIARIES
                         Subsidiaries of the Registrant
                                                               State or
                                                               Other
                                                               Jurisdiction
                                                                   of
Subsidiary                                                     Incorporation

Alberto-Culver (Australia) Pty. Ltd.                            Australia
Alberto-Culver Canada, Inc.                                     Canada
Alberto-Culver Company (U.K.), Limited                          United Kingdom
Alberto-Culver International, Inc.                              Delaware
Alberto-Culver de Mexico, S.A. de C.V.                          Mexico
Alberto-Culver (P.R.), Inc.                                     Delaware
Alberto-Culver USA, Inc.                                        Delaware
BDM Grange, Ltd.                                                New Zealand
Cederroth Holding B.V.                                          Holland
Cederroth International AB                                      Sweden
CIFCO, Inc.                                                     Delaware
Indola Cosmetics, B.V.                                          The Netherlands
Indola SpA                                                      Italy
Sally Beauty Company, Inc.                                      Delaware
St. Ives Laboratories, Inc.                                     Delaware


Subsidiaries of the company omitted from the above table, considered in the aggregate, would not be considered significant.